EXHIBIT 2

JOINT FILING AGREEMENT

The undersigned hereby agree to the joint filing of the Amendment No. 5 to Schedule 13D to which this Agreement is attached.

Dated: August 7, 2015

DISCOVERY GROUP I, LLC,
for itself and as general partner of
DISCOVERY EQUITY PARTNERS, L.P.

By	Michael R. Murphy*
Michael R. Murphy Managing Member

Daniel J. Donoghue*
Daniel J. Donoghue

Michael R. Murphy*
Michael R. Murphy

*By:	/s/ Mark Buckley
Mark Buckley Attorney-in-Fact for Daniel J. Donoghue Attorney-in-Fact for Michael R. Murphy